Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI HOLDING CORPORATION announces FOURTH quarter 2021 Results

San Jose, Calif. (February 23, 2022) – Xperi Holding Corporation (Nasdaq: XPER) (the “Company”, “Xperi” or “we”) today announced financial results for the fourth quarter ended December 31, 2021.

“Our fourth quarter performance was solid, and we finished the year with revenue around the mid-point of our guidance and earnings above expectations. I’m proud of how our team has navigated the shifting pandemic challenges to position the Company for success,” said Jon Kirchner, chief executive officer of Xperi.  “Importantly, we continued to successfully deliver against the key strategic objectives we set following our merger with TiVo nearly two years ago. To that end, we are thrilled to announce a new agreement with Micron, a strong indicator of the industry’s continued move toward hybrid bonding as a key enabling technology.”

Fourth Quarter 2021 Financial Highlights:

•

Revenue of $214.4 million for the quarter, compared to $433.9 million for Q4 2020, which included prior period revenue from the Comcast agreement. Quarterly revenue was up more than 2% excluding prior period Comcast revenue.

•	GAAP loss per share of $(0.14) and non-GAAP earnings per share of $0.30.
•	Cash Flow from Operations of $68.9 million.
•	Adjusted Free Cash Flow[1] of $65.3 million.
•	Repurchased $25.1 million of common stock.

1 Adjusted Free Cash Flow is defined as Operating Cash Flow, less purchases of property and equipment, plus merger and integration, separation, and severance and retention costs.

Full Year 2021 Financial Highlights:

•	Revenue of $877.7 million for the full year 2021.
•	GAAP loss per share of $(0.53) and non-GAAP earnings per share of $2.03.
•	Cash Flow from Operations of $234.8 million.
•	Returned over $100 million to stockholders through dividends and share repurchases.

Fourth Quarter 2021 Business and Recent Operating Highlights:

IP Licensing Business (Revenue: $89.7 million)

•	Increased go-forward average annual revenue baseline from $350 million to $375 million.
•	Entered into a new multi-year license agreement with Micron Technology, Inc., which covers our hybrid bonding IP.
•	Launched new brand for the IP licensing business, “Adeia”.

Product Business (Revenue: $124.7 million)

Pay-TV business highlights:

•	IPTV subscribers grew organically by more than 5 times year-over-year.
•	Added several new operator IPTV design wins, including Breezeline.
•	Completed the integration of MobiTV, now referred to as TiVo’s Managed IPTV service.

Consumer Electronics business highlights:

•	Launched IMAX Enhanced on LG Soundbars and Vestel TVs.
•	Increased Sony Pictures IMAX Enhanced content offerings to more than 160 unique titles.
•	Play-Fi wireless won multiple innovation awards, including being named a CES 2022 Innovation Awards Honoree.

Connected Car business highlights:

•	Toyota will include HD Radio as a standard feature across its entire next generation infotainment system in the U.S.
•	Sixteen car companies are testing DTS AutoStage in Europe, North America and Asia; and multiple partners, including two major OEMs, are in advanced stages of testing.

•	Achieved important industry A-SPICE certification for the DTS AutoSense driver monitoring solution.

Media Platform business highlights:

•	Continued to integrate content onto the TiVo platform, and added Discovery+, PBS, and CineLife to TiVo Stream 4K and TiVo+. TiVo Stream 4K now covers all major streaming services.
•	Released “Video Price-Based Auction” solution for TiVo’s CTV ad inventory, driving increasing fill rates.

Environment Social & Governance (ESG)

Earlier this month, the Company published its first annual ESG report. During 2021, Xperi leadership met with employees across its global workforce and through thoughtful, candid conversations on diversity, equity, inclusion, and its environmental footprint, completed a robust analysis to identify and prioritize the ESG issues material to the Company. The report can be found on the Company's website by clicking here: ESG Report.

Capital Allocation

During the quarter, the Company repurchased $25.1 million of common stock.

On December 20, 2021, the Company paid $5.2 million to stockholders of record on November 29, 2021, for a quarterly cash dividend of $0.05 per share of common stock.

On February 3, 2022, the Board of Directors declared a dividend of $0.05 per share, payable on March 30, 2022, to stockholders of record on March 16, 2022.

Financial Outlook

The Company’s full year 2022 outlook is as follows:

Category	GAAP Outlook	Non-GAAP Outlook
Revenue	$910M to $950M	$910M to $950M
COGS	$120M to $130M	$120M to $130M
Operating Expense excluding COGS*	$725M to $755M	$490M to $520M
Interest Expense	~ $36M	~ $36M
Other Income	~ $3M	~ $3M
Cash Tax (net of refunds)	$33M to $35M	$33M to $35M
Basic Shares Outstanding	105M	105M
Diluted Shares Outstanding	107M	113M
Operating Cash Flow	$200M to $230M	$200M to $230M

*See tables for reconciliation of GAAP to non-GAAP differences.

Conference Call Information

The Company will hold its fourth quarter 2021 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Wednesday, February 23, 2022. To access the call in the U.S., please dial 800-220-8451, and for international callers, dial +1 646-828-8193. The conference ID is 2746276. All participants should dial in at least 15 minutes prior to the start of the conference call.  A presentation corresponding with the conference call will be available live and in PDF format and the Company suggests utilizing the webcast link to access the call at Q4 Earnings Call Webcast.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company’s financial results, forecasts, and business outlook. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the anticipated benefits of the transaction. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenue, cost savings, expenses, earnings, economic performance, indebtedness, financial condition, losses, future prospects, business strategies, and expansion and growth of the Company’s businesses; the

Company’s ability to implement its business strategy; pricing trends, including the Company’s ability to achieve economies of scale; the ability of the Company to retain and hire key personnel; uncertainty as to the long-term value of the Company’s common stock; legislative, regulatory and economic developments affecting the Company’s business; general economic and market developments and conditions; the evolving legal, regulatory and tax regimes under which the Company operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, and natural disasters; the extent to which the COVID-19 pandemic continues to have an adverse impact on our business, results of operations, and financial condition will depend on future developments, including measures taken in response to the pandemic, which are highly uncertain and cannot be predicted; the impact of supply chain constraints on our customers; and any plans regarding a potential separation of the combined business. These risks, as well as other risks associated with the business, are more fully discussed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K. While the list of factors presented here is, and the list of factors presented in the Company’s filings with the SEC are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, liquidity or trading price of common stock. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Xperi Holding Corporation

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (Adeia, DTS, HD Radio, IMAX Enhanced, TiVo), and by its startup, Perceive, make entertainment more entertaining, and smart devices smarter. Xperi technologies are integrated into billions of consumer devices, media platforms, and semiconductors worldwide, driving increased value for partners, customers and consumers.

Xperi, Adeia, DTS, IMAX Enhanced, HD Radio, Perceive, TiVo and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Holding Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges; costs related to actual or planned business combinations including transaction fees, integration costs, severance, facility closures, and retention bonuses; separation costs; all forms of stock-based compensation; loss on debt extinguishment; expensed debt refinancing costs and related tax effects. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business and financial performance, and provide a better understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP Operating Expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported and forecasted GAAP to non-GAAP financial metrics.

Xperi Investor Contact:

Geri Weinfeld, Vice President of Investor Relations

+1 818-436-1231

geri.weinfeld@xperi.com

Xperi Media Contact:

Amy Brennan, Senior Director, Corporate Communications

+1 949-518-6846

amy.brennan@xperi.com

– Tables Follow –

SOURCE: XPERI HOLDING CORP

XPER-E

# # #

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Revenue	$214,449	$433,927	$877,696	$892,020
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	39,194	33,023	126,758	78,357
Research, development and other related costs	63,828	70,589	232,197	195,154
Selling, general and administrative	68,331	76,770	266,085	245,356
Depreciation expense	5,807	6,103	23,801	17,918
Amortization expense	46,576	51,379	203,401	156,826
Litigation expense	4,480	6,281	11,642	20,782
Total operating expenses	228,216	244,145	863,884	714,393
Operating income (loss)	(13,767)	189,782	13,812	177,627
Interest expense	(8,573)	(13,271)	(38,973)	(37,873)
Other income and expense, net	(278)	1,007	2,638	4,455
Loss on debt extinguishment	—	—	(8,012)	(8,300)
Income (loss) before taxes	(22,618)	177,518	(30,535)	135,909
Provision for (benefit from) income taxes	(7,429)	(1,126)	28,378	(7,887)
Net income (loss)	$(15,189)	$178,644	$(58,913)	$143,796
Less: net loss attributable to noncontrolling interest	(630)	(1,147)	(3,456)	(2,966)
Net income (loss) attributable to the Company	$(14,559)	$179,791	$(55,457)	$146,762
Income (loss) per share attributable to the Company:
Basic	$(0.14)	$1.70	$(0.53)	$1.77
Diluted	$(0.14)	$1.68	$(0.53)	$1.75

Weighted average number of shares used in per share calculations-basic	104,249	105,498	104,735	82,840
Weighted average number of shares used in per share calculations-diluted	104,249	106,907	104,735	83,856

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$201,121	$170,188
Available-for-sale debt securities	60,534	86,947
Accounts receivable, net	143,683	115,975
Unbilled contracts receivable, net	77,677	132,431
Other current assets	36,459	40,763
Total current assets	519,474	546,304
Long-term unbilled contracts receivable	4,107	6,761
Property and equipment, net	60,974	63,207
Operating lease right-of-use assets	68,498	80,226
Intangible assets, net	817,916	1,004,379
Goodwill	851,088	847,029
Other long-term assets	147,965	153,270
Total assets	$2,470,022	$2,701,176
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,811	$13,045
Accrued legal fees	7,190	5,783
Accrued liabilities	103,515	129,035
Current portion of long-term debt, net	36,095	43,689
Deferred revenue	35,136	33,119
Total current liabilities	189,747	224,671
Deferred revenue, less current portion	37,107	39,775
Long-term deferred tax liabilities	19,848	24,754
Long-term debt, net	729,392	795,661
Noncurrent operating lease liabilities	54,658	66,243
Other long-term liabilities	98,842	98,953
Total liabilities	1,129,594	1,250,057
Commitments and contingencies
Company stockholders’ equity:
Preferred stock	—	—
Common stock	113	110
Additional paid-in capital	1,340,480	1,268,471
Treasury stock at cost	(178,022)	(77,218)
Accumulated other comprehensive income (loss)	(752)	1,264
Retained earnings	187,814	264,250
Total Company stockholders’ equity	1,349,633	1,456,877
Noncontrolling interest	(9,205)	(5,758)
Total equity	1,340,428	1,451,119
Total liabilities and equity	$2,470,022	$2,701,176

XPERI HOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net income (loss)	$(58,913)	$143,796
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment	23,801	17,918
Amortization of intangible assets	203,401	156,826
Stock-based compensation expense	58,182	39,135
Deferred income taxes	(978)	(34,670)
Loss on debt extinguishment	8,012	8,300
Patent assets received in lieu of cash	(8,787)	—
Other	5,488	19,500
Changes in operating assets and liabilities:
Accounts receivable	(27,615)	7,091
Unbilled contracts receivable	58,496	76,262
Other assets	7,497	(41,948)
Accounts payable	(5,234)	(4,863)
Accrued and other liabilities	(27,910)	21,692
Deferred revenue	(651)	18,564
Net cash from operating activities	234,789	427,603
Cash flows from investing activities:
Purchases of property and equipment	(13,950)	(7,379)
Proceeds from sale of property and equipment	19	—
Net cash received (paid) for mergers and acquisitions	(17,400)	117,424
Purchases of intangible assets	(186)	(50,935)
Purchases of short-term investments	(67,343)	(77,178)
Proceeds from sales of investments	49,768	11,225
Proceeds from maturities of investments	42,886	24,683
Net cash from investing activities	(6,206)	17,840
Cash flows from financing activities:
Dividends paid	(20,979)	(30,829)
Repayment of debt	(84,048)	(520,250)
Debt refinancing costs	(4,253)	—
Proceeds from debt, net of debt discount and issuance costs	—	1,010,286
Repayment of assumed debt from merger transaction	—	(734,609)
Proceeds from employee stock purchase program and exercise of stock options	13,839	4,855
Repurchases of common stock	(100,804)	(80,589)
Net cash from financing activities	(196,245)	(351,136)
Effect of exchange rate changes on cash and cash equivalents	(1,405)	1,330
Net increase in cash and cash equivalents	30,933	95,637
Cash and cash equivalents at beginning of period	170,188	74,551
Cash and cash equivalents at end of period	$201,121	$170,188
Supplemental disclosure of cash flow information:
Interest paid	$32,363	$31,240
Income taxes paid, net of refunds	$30,865	$43,066
Stock issued in merger transaction	$—	$828,334

XPERI HOLDING CORPORATION

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

Net income attributable to the Company:
	Three Months Ended	Twelve Months Ended
	December 31, 2021	December 31, 2021

GAAP net loss attributable to the Company	$(14,559)	$(55,457)

Adjustments to GAAP net loss attributable to the Company:
Stock-based compensation expense:
Cost of revenue	595	1,972
Research, development and other	5,566	19,833
Selling, general and administrative	9,553	36,377
Amortization expense	46,576	203,401
Merger and integration-related costs:
Transaction and other related costs recorded in selling, general and administrative	52	1,647
Severance and retention recorded in cost of revenue, excluding depreciation and amortization of intangible assets	53	849
Severance and retention recorded in research, development and other	142	2,681
Severance and retention recorded in selling, general and administrative	15	3,375
Separation costs recorded in selling, general and administrative	2,030	7,596
Gain from lease restructuring recorded in selling, general and administrative	—	(818)
Loss on debt extinguishment	—	8,012
Expensed debt refinancing costs	—	2,590
Cash taxes paid in excess of tax provision/benefit recorded	(16,143)	(2,487)
Non-GAAP net income attributable to the Company	$33,880	$229,571

Diluted earnings per share attributable to the Company:
	Three Months Ended	Twelve Months Ended
	December 31, 2021	December 31, 2021

GAAP diluted loss per share attributable to the Company	$(0.14)	$(0.53)

Adjustments to GAAP diluted loss per share attributable to the Company:
Stock-based compensation expense	0.15	0.56
Amortization expense	0.45	1.94
Merger and integration-related costs	—	0.08
Separation costs	0.02	0.07
Gain from lease restructuring recorded	—	(0.01)
Loss on debt extinguishment	—	0.08
Expensed debt refinancing costs	—	0.02
Difference in shares used in the calculation	(0.02)	(0.16)
Cash taxes paid in excess of tax provision/benefit recorded	(0.16)	(0.02)
Non-GAAP diluted earnings per share attributable to the Company	$0.30	$2.03

Weighted average number of shares used in per share
calculations excluding the effects of stock-based compensation - diluted	112,518	112,894

XPERI HOLDING CORPORATION

RECONCILIATION FROM OPERATING CASH FLOW TO ADJUSTED FREE CASH FLOW

(in thousands)

(unaudited)

Three Months Ended
December 31, 2021

Cash flow from operations	$68,876

Adjustments to cash flow from operations:
Purchases of property & equipment	(5,652)
Merger and integration costs	52
Separation-related costs	2,030
Adjusted free cash flow	$65,306

XPERI HOLDING CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OPERATING EXPENSE EXCLUDING COGS

(in millions)

(unaudited)

	Twelve Months Ended
	December 31, 2022
	Low	High

GAAP operating expense excluding COGS	$725.0	$755.0
Stock-based compensation -- R&D	(23.0)	(23.0)
Stock-based compensation -- SG&A	(39.0)	(39.0)
Merger, integration and separation-related expense -- SG&A	(15.0)	(15.0)
Amortization expense	(158.0)	(158.0)
Total of non-GAAP adjustments	(235.0)	(235.0)
Non-GAAP operating expense excluding COGS	$490.0	$520.0